POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James A. McNamara and Caroline L. Kraus, jointly and severally, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to enable Goldman Sachs Trust (the “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission (the “SEC”) in respect thereof, in connection with the filing and effectiveness of the Trust’s Registration Statement on Form N-14 (the “Registration Statement”), with respect to Goldman Sachs Financial Square Government Fund, Goldman Sachs Investor Money Market Fund and Goldman Sachs Investor Tax-Exempt Money Market Fund, each a series of the Trust, and any and all amendments (including post-effective amendments) to the Registration Statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a Trustee and/or officer of the Trust, any and all such amendments to the Registration Statement filed with the SEC under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

As to each of the undersigned, this Power of Attorney shall be valid from the date hereof until revoked by such individual.

WITNESS our hands on the date(s) set forth below.

Name	Title	Date

/s/ James A. McNamara James A. McNamara	President (Chief Executive Officer) and Trustee	October 19, 2021

/s/ Joseph F. DiMaria Joseph F. DiMaria	Treasurer, Principal Financial Officer and Principal Accounting Officer	October 21, 2021

/s/ Jessica Palmer Jessica Palmer	Chair and Trustee	October 21, 2021

/s/ Dwight L. Bush Dwight L. Bush	Trustee	October 20, 2021

/s/ Kathryn A. Cassidy Kathryn A. Cassidy	Trustee	October 21, 2021

/s/ Diana M. Daniels Diana M. Daniels	Trustee	October 19, 2021

/s/ Joaquin Delgado Joaquin Delgado	Trustee	October 19, 2021

/s/ Eileen H. Dowling Eileen H. Dowling	Trustee	October 19, 2021

/s/ Roy W. Templin Roy W. Templin	Trustee	October 21, 2021

/s/ Gregory G. Weaver Gregory G. Weaver	Trustee	October 19, 2021